Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-178049 of our report dated March 29, 2011 (November 18, 2011 as to Note 6 and 10), relating to the financial statements of Synacor, Inc. appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Williamsville, New York

December 22, 2011